UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
 SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2017

TRI-STATE GENERATION AND
TRANSMISSION ASSOCIATION, INC.

(Exact name of Registrant as specified in its charter)

COLORADO	333-212006	84-0464189
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1100 W. 116th Avenue
Westminster, Colorado	80234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 452-6111

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 27, 2017, Tri-State Generation and Transmission Association, Inc. (“Tri-State”) and Basin Electric Power Cooperative (“Basin”) entered into a Second Amended and Restated Wholesale Power Contract for the Eastern Interconnection (“Eastern WPC”) and a Wholesale Power Contract for the Western Interconnection (“Western WPC”).  The Eastern WPC and the Western WPC are effective as of October 1, 2017 (“Effective Date”).

On the Effective Date, the Eastern WPC and Western WPC amend and restate the Amended and Restated Wholesale Power Contract, dated as of January 16, 1975, as amended, between Tri State and Basin (“Former Basin WPC”).  The Eastern WPC and Western WPC separate the Former Basin WPC into two separate wholesale power contracts: one for the Western Interconnection and one for the Eastern Interconnection.

The Eastern WPC provides the terms under which Basin will sell and Tri-State will purchase in the Eastern Interconnection all the power which Tri-State requires to serve its members’ load in the Eastern Interconnection.  The members’ current peak load in the Eastern Interconnection in 2017 is approximately 330 megawatts (“MWs”).  Under the Former Basin WPC, Basin sells and Tri-State purchases all the power which Tri-State requires to serve its members’ load in Nebraska, which are primarily located in the Eastern Interconnection, in excess of power supplied by the Western Area Power Administration (“WAPA”). Tri-State will continue to use the power supplied by WAPA for its members’ load in the Western Interconnection.

The Western WPC provides the terms under which Basin will sell and Tri-State will purchase in the Western Interconnection fixed scheduled quantities of electric power and energy.  The quantity of electric power and energy varies depending on the month and hour with a maximum of 268 MWs occurring during certain hours in July.  The amount of annual energy and annual monthly demand Tri-State will purchase under the Western WPC remains approximately the same as the amounts set forth in the Former Basin WPC for the Western Interconnection.

As with the Former Basin WPC, the Eastern WPC and Western WPC run through 2050 and are subject to automatic extension thereafter until either party provides at least five years’ notice of its intent to terminate.  The Eastern WPC and Western WPC provide that Tri-State pays for electric service at rates and on the terms and conditions established by the Basin Board of Directors.

Basin is a cooperative of which Tri-State is a member and as a result patronage capital is held by Basin for the account of Tri-State.

The foregoing descriptions of the Eastern WPC and Western WPC do  not purport to be complete and are qualified in their entirety by reference to the full text of the Eastern WPC and Western WPC, a copy of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

Reference is made to the information regarding the Former Basin WPC set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits

10.1    Second Amended and Restated Wholesale Power Contract for the Eastern Interconnection, dated as of September 27, 2017, between Tri State and Basin Electric Power Cooperative.

10.2    Wholesale Power Contract for the Western Interconnection, dated as of September 27, 2017, between Tri State and Basin Electric Power Cooperative.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-STATE GENERATION AND TRANSMISSION ASSOCIATION, INC.

Date: September 28, 2017	By:	/s/ Patrick L. Bridges
Patrick L. Bridges
Senior Vice President/Chief Financial Officer